CASCADE
BANCORP

January 28, 2011

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT: Gregory D. Newton, EVP, Chief Financial Officer, Cascade Bancorp
(541) 617-3526
Patricia L. Moss, President & Chief Executive Officer, Cascade Bancorp
(541) 385-6205

CASCADE BANCORP (OREGON) SUCCESSFULLY COMPLETES PREVIOUSLY ANNOUNCED CAPITAL RAISE AND ANNOUNCES FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS.

- Gross proceeds of approximately $177 million, of which approximately $150 million has been contributed to Bank of the Cascades.
- Lead Investors include David F. Bolger, private equity funds affiliated with Lightyear Capital LLC, private equity funds affiliated with Leonard Green & Partners, L.P. and private equity funds affiliated with WL Ross & Co. LLC.
- The capital raise and retirement of the Company's Trust Preferred Debentures increases Bank of the Cascades' December 31, 2010 pro forma total risk-based capital ratio to an estimated 18.3% and Tier 1 leverage ratio to an estimated 11.9%, exceeding regulatory benchmarks for well capitalized.
- Chris Casciato of Lightyear, Michael J. Connolly of Leonard Green, and James B. Lockhart III of WL Ross join Board of Directors.
- Cascade also announces financial results for fourth quarter and full year of 2010.

BEND, OR, January 28, 2011 /PRNewswire-First Call/ - Cascade Bancorp (NASDAQ: CACB) ("Cascade" or the "Company") today announced the successful completion of its previously announced $177 million capital raise. New capital investment proceeds in the amount of $166.2 million (net of offering costs) were received on January 28, 2011, of which approximately $150 million have been contributed to the Company's wholly owned banking subsidiary, Bank of the Cascades. In addition, approximately $15 million of the capital raise proceeds have been used to retire $66.5 million of the Company's Trust Preferred Debentures and related accrued interest of $3.9 million, resulting in a $55.0 million gain to be recorded in the first quarter of 2011. The effect of these actions lifts the Company's and the Bank's pro forma capital position in excess of "well capitalized" levels and substantially in excess of the capital levels required under the Company's agreements with regulators. The Bank's December 31, 2010 pro forma total risk-based capital ratio is estimated at 18.3% and Tier 1 leverage ratio is estimated at 11.9%. Private placement investors include, among others: David F. Bolger ("Mr. Bolger"), private equity funds affiliated with Lightyear Capital

LLC ("Lightyear"), private equity funds affiliated with Leonard Green & Partners, L.P. ("Leonard Green" or "LGP") and private equity funds affiliated with WL Ross & Co. LLC ("WL Ross").

"I am pleased that the Company has successfully concluded its capital raise effort and achieved strong capital levels," said CEO and President Patricia L. Moss. "This capital raise underscores the confidence of our new investors in Cascade's markets and our prospects for effectively banking the communities we serve. We are excited not only for our company and our employees, but also for our customers. As a well capitalized community banking franchise, we believe that we can offer our customers a combination of tailored banking products and personal service that will best serve the Oregon and Idaho communities."

In connection with the closing, the Company issued approximately 44.2 million shares of common stock. Subsequent to this transaction, each of Leonard Green, Lightyear and WL Ross owns approximately 24.4%, and Mr. Bolger owns approximately 14.0%, of the Company's outstanding common stock.

As part of the capital raise three representatives of the new investors have been appointed to the Board of Directors of each of the Company and Bank of the Cascades. The new Board members include Michael J. Connolly, partner of LGP, James B. Lockhart III, Vice Chairman of WL Ross, and Chris Casciato, Managing Director and member of the Investment Committee of Lightyear. Keefe, Bruyette & Woods, Inc. (KBW) and Macquarie Capital (USA) Inc. served as financial advisors and Davis Wright Tremaine acted as legal advisor to the Company in connection with the capital raise. Sullivan & Cromwell LLP acted as legal advisor to David Bolger, and Lightyear was represented by Simpson Thacher & Bartlett LLP. Leonard Green and WL Ross were each represented by Skadden, Arps, Slate, Meagher & Flom LLP.

The following depicts the pro forma impact of the capital investment and retirement of the Company's Trust Preferred Debentures on the regulatory capital ratios of the Bank and the Company at December 31, 2010 (giving effect to $150 million being downstreamed to the Bank).

	Regulatory Standard			December 31, 2010 (unaudited)	
Regulatory Capital Ratios	Adequately Capitalized	Well Capitalized		Actual	Pro Forma
Bank of the Cascades					
Tier 1 Leverage Ratio	4.0%	10.0%	(1)	4.2%	11.9%
Tier 1 Capital Ratio	4.0%	6.0%		5.5%	17.0%
Total Capital Ratio	8.0%	10.0%		6.8%	18.3%
Cascade Bancorp					
Tier 1 Leverage Ratio	4.0%	5.0%		0.4%	11.1%
Tier 1 Capital Ratio	4.0%	6.0%		0.5%	15.7%
Total Capital Ratio	8.0%	10.0%		1.1%	17.0%

(1) Pursuant to the Bank's regulatory order, in order to be deemed "well capitalized", the Bank must maintain a Tier 1 leverage ratio of at least 10.0%.

Financial Highlights and Summary of *Q4 and Full Year 2010*

(Financial highlights for the periods presented exclude closing of the capital raise and the trust preferred $55 million pretax gain that occurred January 28, 2011)

All share and per share amounts have been adjusted to give retroactive effect to a 1-for-10 reverse stock split effective in November 2010.

Fourth Quarter 2010 Performance:

- Fourth Quarter Net Income Per Share: $0.94 per share or $2.6 million compared to a net loss of ($1.23) per share or ($3.4 million) for the linked-quarter and ($25.05) or ($70.2 million) for the year-ago quarter.
- Credit Quality: Non-performing assets (NPA's) decreased 6.9% to $120.5 million compared to $129.5 million for the linked-quarter and decreased 25.0% compared to $161.0 million for the year-ago period. Net charge-offs were $9.9 million compared to $9.2 million for the linked-quarter and $43.5 million for the year-ago period.
- Net Interest Margin (NIM): The NIM was 3.44% compared to 3.51% for the linked-quarter and 3.25% for the year-ago quarter.

Full Year 2010 Performance:

- Full year 2010 Net Loss Per Share: ($4.43) per share or ($12.4 million) compared to a net loss of ($41.01) per share or ($114.8 million) for 2009.
- Credit Quality: Non-performing assets (NPA's) decreased 25.1% to $120.5 million compared to $161.0 at year-end 2009.
- Credit Quality: Net charge-offs were down 70.7% to $35.9 million compared to $122.6 million in 2009.
- Net Interest Margin (NIM): The NIM was 3.51% compared to 3.43% for 2009.

Fourth Quarter 2010:

The Company recorded net income of $0.94 per share or $2.6 million in the fourth quarter of 2010, compared to a net loss of ($1.23) per share or ($3.4 million) for the linked-quarter and compared to a net loss of ($25.05) per share or ($70.2 million) for the year-ago quarter. The quarterly net income primarily resulted from a tax benefit recorded in anticipation of the future realization of deferred tax assets based on projections of future taxable income related to the TPS exchange gain. Additionally, net interest income is down for both the linked-quarter and year ago period due to a reduction in average loans outstanding. Linked-quarter credit metrics improved with NPA's down 6.9% along with reduced levels of classified and criticized assets. The net interest margin for the quarter was 3.44% compared to 3.51% in the linked-quarter primarily resulting from interest reversals on non-performing loans compared to the prior quarter.

Full Year 2010:

The Company recorded a net loss of ($12.4 million) or ($4.43) per share compared to a net loss of ($114.8 million) or ($41.01) per share for 2009. The annual loss was mainly due to credit losses and reduced net interest income primarily because of lower average loan yields and a decline in loans outstanding, which were partially offset by a tax benefit recorded in anticipation of the future realization of deferred tax assets based on projections of future taxable income related to the TPS exchange gain. For the year, the Company recorded a $24.0 million provision for loan losses and $15.6 million in OREO valuation and disposition costs and related expenses reflecting the adverse economic conditions' effect on borrower's ability to repay loan obligations. This compares with a $134.0 million provision for loan losses and $23.1 million in OREO costs in 2009. Non-interest income was down $8.3 million in 2010 primarily due to a one-time $3.2 million gain recorded on the sale of the Bank's credit card merchant business recorded in 2009, coupled with a reduction in service charge income and mortgage banking income. Meanwhile, human resource costs and controllable/discretionary non-interest expenses were decreased in 2010 compared to the prior year.

The Company will be filing its annual report on Form 10-K for the year ended December 31, 2010 with the SEC on or before March 31, 2011, and it will include substantial detail and discussion as to the financial results and condition of the Company as of and for the quarter and year ended December 31, 2010. The Form 10-K will be available for further review by going to the investor relations tab at http://www.botc.com or requesting a copy from Debbie Bleile at DebbieB@botc.com, (541) 617-3513 or by mail at P.O. Box 369, Bend, Oregon 97709.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly-owned subsidiary, Bank of the Cascades, operates in Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 32 branches in Central Oregon, Southern Oregon, Portland/Salem and Boise/Treasure Valley. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value driven customers. For further information, please visit our web site at http://www.botc.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements about Cascade Bancorp's plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations and intentions and are not statements of historical fact. When used in this report, the word "expects," "believes," "anticipates," "could," "may," "will," "should," "plan," "predicts," "projections," "continue" and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made

pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties and the Company's success in managing such risks and uncertainties could cause actual results to differ materially from those projected, including among others, the risk factors described in our annual report on Form 10-K/A filed with the Securities and Exchange Commission (the "SEC") for the year ended December 31, 2009, as well as the following factors: our inability to comply in a timely manner with the regulatory order with the Federal Deposit Insurance Corporation ("FDIC") and the Oregon Division of Finance and Corporate Securities ("DFCS"), and the written agreement entered into with the Federal Reserve Bank and DFCS, under which we are currently operating, could lead to further regulatory sanctions or orders, which could further restrict our operations and negatively affect our results of operations and financial condition; local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and the Oregon communities of Central Oregon, Northwest Oregon, Southern Oregon and the greater Boise area, specifically; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in the Company's SEC reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and existing regulatory requirements, changes in regulatory requirements and legislation and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition.

These forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof. Readers should carefully review all disclosures filed by the Company from time to time with the SEC.

# # #

CASCADE BANCORP

Selected Consolidated Financial Highlights

(In thousands, except per share data and ratios; unaudited)

	Year over Year Quarter			Linked Quarter			Year over Year Full Year		
Balance Sheet Data (at period end)	4th Qtr 2010	4th Qtr 2009	% Change	4th Qtr 2010	3rd Qtr 2010	% Change	2010	2009	% Change
Investment securities	**$116,817**	$135,764	-14.0%	**$116,817**	$122,266	-4.5%	**$116,817**	$135,764	-14.0%
Loans, gross	**1,223,712**	1,547,676	-20.9%	**1,223,712**	1,276,687	-4.1%	**1,223,712**	1,547,676	-20.9%
Total assets	**1,718,132**	2,172,128	-20.9%	**1,718,132**	1,829,432	-6.1%	**1,718,132**	2,172,128	-20.9%
Total deposits	**1,376,900**	1,815,348	-24.2%	**1,376,900**	1,488,847	-7.5%	**1,376,900**	1,815,348	-24.2%
Non-interest bearing deposits	**310,165**	394,583	-21.4%	**310,165**	313,400	-1.0%	**310,165**	394,583	-21.4%
Total common shareholders' equity (book)	**11,295**	23,318	-51.6%	**11,295**	8,849	27.6%	**11,295**	23,318	-51.6%
Tangible common shareholders' equity (tangible) (1)	**6,383**	16,930	-62.3%	**6,383**	3,199	99.5%	**6,383**	16,930	-62.3%
Income Statement Data									
Interest income	**$19,373**	$24,722	-21.6%	**$19,373**	$20,629	-6.1%	**$84,978**	$106,811	-20.4%
Interest expense	**5,146**	7,895	-34.8%	**5,146**	5,739	-10.3%	**23,740**	34,135	-30.5%
Net interest income	**14,228**	16,827	-15.4%	**14,228**	14,890	-4.4%	**61,238**	72,676	-15.7%
Loan loss provision	**5,000**	49,000	-89.8%	**5,000**	3,000	66.7%	**24,000**	134,000	-82.1%
Net interest income (loss) after loan loss provision	**9,228**	(32,173)	28.7%	**9,228**	11,890	-77.6%	**37,238**	(61,324)	60.7%
Noninterest income	**3,430**	3,536	-3.0%	**3,430**	2,955	16.1%	**13,371**	21,626	-38.2%
Noninterest expense	**21,660**	29,782	-27.3%	**21,660**	17,191	26.0%	**74,180**	94,717	-21.7%
Income (loss) before income taxes	**(9,003)**	(58,419)	115.4%	**(9,003)**	(2,347)	-383.7%	**(23,571)**	(134,415)	117.5%
Credit (provision) for income taxes	**11,637**	(11,782)	98.8%	**11,637**	(1,091)	1066.6%	**11,155**	19,585	-57.0%
Net income (loss)	**$2,633**	($70,201)	96.2%	**$2,633**	($3,438)	23.4%	**($12,416)**	($114,830)	110.8%
Memo: Pre-tax pre provision income (loss)	**(4,003)**	(9,419)	-57.5%	**(4,003)**	653	-712.7%	**429**	(415)	-203.4%
Share Data (2)									
Basic earnings (loss) per common share	**$0.94**	($25.05)	96.3%	**$0.94**	($1.23)	23.4%	**($4.43)**	($41.01)	110.8%
Diluted earnings (loss) per common share	**$0.94**	($25.05)	96.3%	**$0.94**	($1.23)	23.4%	**($4.43)**	($41.01)	110.8%
Book value per common share	**$3.96**	$8.17	-51.6%	**$3.96**	$3.10	27.7%	**$3.96**	$8.17	-51.6%
Tangible book value per common share	**$2.24**	$5.93	-62.3%	**$2.24**	$1.12	99.6%	**$2.24**	$5.93	-62.3%
Basic Average shares outstanding	**2,803**	27,953	-90.0%	**27,953**	2,803	897.3%	**27,911**	28,269	-1.3%
Fully Diluted average shares outstanding	**2,805**	2,803	0.1%	**2,805**	2,805	0.0%	**2,805**	2,800	0.2%
Key Ratios									
Return on average total shareholders' equity (book)	**103.49%**	-255.52%	59.5%	**103.49%**	-109.62%	5.6%	**-55.18%**	-102.88%	153.6%
Return on average total assets	**0.59%**	-8.75%	93.3%	**0.59%**	-0.73%	19.2%	**-0.65%**	-5.01%	113.0%
Pre-tax pre provision return on average total assets	**-0.90%**	-1.57%	-57.3%	**-0.90%**	0.14%	-742.9%	**0.02%**	-1.49%	98.7%
Net interest margin	**3.44%**	3.25%	5.8%	**3.44%**	3.51%	-2.0%	**3.51%**	3.43%	2.3%
Total revenue (net int inc + non int inc)	**$17,657**	$20,363	-13.3%	**$17,657**	$17,845	-1.1%	**$74,610**	$94,302	-20.9%
Efficiency ratio (3)	**122.67%**	146.26%	-16.1%	**122.67%**	96.34%	27.3%	**99.42%**	100.44%	-1.0%
Credit Quality Ratios									
Reserve for credit losses	**47,609**	59,290	-19.7%	**47,609**	52,474	-9.3%	**47,609**	59,290	-19.7%
Reserve to ending total loans	**3.89%**	3.83%	1.6%	**3.89%**	4.11%	-5.3%	**3.89%**	3.83%	1.6%
Non-performing assets (4)	**120,540**	160,970	-25.1%	**120,540**	129,535	-6.9%	**120,540**	160,970	-25.1%
Non-performing assets to total assets	**7.02%**	7.41%	-5.3%	**7.02%**	7.08%	-0.9%	**7.02%**	7.41%	-5.3%
Delinquent >30 days to total loans	**1.93%**	0.65%	197.0%	**1.93%**	0.48%	304.5%	**1.93%**	0.65%	197.0%
Net Charge off's (NCOs)	**9,865**	43,537	-77.3%	**9,865**	9,197	7.3%	**35,918**	122,580	-70.7%
Net loan charge-offs (annualized)	**3.15%**	10.70%	-70.5%	**3.15%**	2.79%	12.9%	**2.61%**	6.81%	-61.7%
Provision for loan losses to NCOs	**51%**	113%	-55.1%	**51%**	33%	55.4%	**67%**	109%	-38.7%
Mortgage Activity									
Mortgage Originations	**$6,898**	$21,815	-68.4%	**$6,898**	$5,239	31.7%	**$28,083**	$176,872	-84.1%
Total Servicing Portfolio (sold loans)	**$0**	$542,905	-100.0%	**$0**	$0	0.0%	**$0**	$542,905	-100.0%
Capitalized Mortgage Servicing Rights (MSR's)	**$0**	$3,948	-100.0%	**$0**	$0	0.0%	**$0**	$3,948	-100.0%
Bank Capital Ratios (5)									
Tier 1 capital leverage ratio	**4.20%**	3.75%	12.0%	**4.20%**	3.87%	8.5%	**4.20%**	3.75%	12.0%
Tier 1 risk-based capital ratio	**5.51%**	4.97%	10.9%	**5.51%**	5.15%	7.0%	**5.51%**	4.97%	10.9%
Total risk-based capital ratio	**6.78%**	6.25%	8.5%	**6.78%**	6.40%	5.9%	**6.78%**	6.25%	8.5%
Bancorp Capital Ratios (5)(6)									
Tier 1 capital leverage ratio	**0.40%**	1.11%	-64.0%	**0.40%**	0.29%	37.9%	**0.40%**	1.11%	-64.0%
Tier 1 risk-based capital ratio	**0.53%**	1.48%	-64.2%	**0.53%**	0.38%	39.5%	**0.53%**	1.48%	-64.2%
Total risk-based capital ratio	**1.06%**	2.95%	-64.1%	**1.06%**	0.76%	39.5%	**1.06%**	2.95%	-64.1%

Notes:

(1) Excludes goodwill and core deposit intangible assets, related to the acquisitions of Community Bank of Grants Pass and F&M Holding Company.

(2) Adjusted to reflect a 1:10 reverse stock split effective in November 2010.

(3) Efficiency ratio is noninterest expense (adj for one-time adjs) divided by (net interest income + noninterest income).

(4) Nonperforming assets consist of loans contractually past due 90 days or more, nonaccrual loans and other real estate owned.

(5) Computed in accordance with FRB and FDIC guidelines.

(6) Excludes $19.5 million of trust preferred securities due to limitations related to Tier 2 capital.